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                                                                 Exhibit 4(b)(4)

                             SUPPLEMENTAL INDENTURE

            This Supplemental Indenture, dated as of November 20, 1998 (this "Supplemental Indenture" or "Guarantee"), among Northwest Airlines Corporation (formerly known as Newbridge Parent Corporation), a Delaware corporation (the "Guarantor"), Northwest Airlines Holdings Corporation (formerly known as Northwest Airlines Corporation), a Delaware corporation (the "Original Guarantor"), Northwest Airlines, Inc., a Delaware corporation (together with its successors and assigns, the "Company"), as Lessee, Wilmington Trust Company, not in its individual capacity except as expressly provided therein but solely as Owner Trustee (the "Owner Trustee") and State Street Bank and Trust Company, as Indenture Trustee under the Indenture referred to below.

                              W I T N E S S E T H:

            WHEREAS, the Company, the Original Guarantor, the Owner Trustee and the Indenture Trustee have heretofore executed and delivered the Class B Trust Indenture, dated as of December 21, 1994 (as amended, supplemented, waived or otherwise modified, the "Indenture");

            WHEREAS, pursuant to the Indenture the Owner Trustee has issued its Class B Notes (the "Securities");

            WHEREAS, the Original Guarantor has guaranteed the Securities;

            WHEREAS, as of the date of this Supplemental Indenture, Newbridge Merger Corporation, a wholly owned subsidiary of the Guarantor, will merge with and into the Original Guarantor, with the Original Guarantor as the surviving corporation, in accordance with Section 251(g) of the General Corporation Law of the State of Delaware and pursuant to the Agreement and Plan of Merger, dated as of January 25, 1998 (as amended and restated as of October 30, 1998, the "Merger Agreement") among the Original Guarantor, the Guarantor and Newbridge Merger Corporation, and thereafter the Original Guarantor shall be a wholly owned subsidiary of the Guarantor; and

            WHEREAS, pursuant to Section 11.4 of the Indenture, the Indenture Trustee and the Owner Trustee are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder of Securities; and

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Owner Trustee and the Indenture Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

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                                    ARTICLE I

                                   Definitions

            SECTION 1.1 Defined Terms. As used in this Guarantee, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Indenture Trustee acting on behalf or for the benefit of such holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                                    Guarantee

            SECTION 2.1 Guarantee. The Guarantor, as primary obligor and not as surety, hereby unconditionally and irrevocably guarantees to Lessor, the due, punctual and full payment by Lessee of all amounts of Basic Rent, Supplemental Rent, Stipulated Loss Value, Fair Market Sales Value and all other amounts (including, without limitation, amounts payable as damages in case of default) to be paid by Lessee pursuant to the Lease, whether such obligations now exist or arise hereafter, as and when the same shall become due and payable in accordance with the terms thereof (such obligations being hereinafter called the "Obligations"). The Guarantor further agrees to pay Lessor on demand any and all costs and expenses (including reasonable fees and disbursements of counsel) that may be paid or incurred by Lessor in collecting any Obligations or in preserving or enforcing any rights under this Guarantee or under the Obligations.

            This Guarantee is a guarantee of payment, performance and compliance and not of collectibility, is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by Lessee or the Original Guarantor, or upon any other event, contingency or circumstance whatsoever, and shall be binding upon and against the Guarantor without regard to the validity or enforceability of the Lease.

            If for any reason whatsoever Lessee shall fail or be unable duly, punctually and fully to pay any of the Obligations as and when the same shall become due and payable or to perform or comply with any of the Obligations, the Guarantor will immediately pay or cause to be paid such Obligations to the Person or Persons entitled to receive the same (according to their respective interests) under the terms of the Lease, or perform or comply with any such Obligation or cause the same to be performed or complied with, together with interest on any amount due and owing from Lessee at the rate provided for by the Lease from the date the same shall have become due and payable to the date of payment.

            SECTION 2.2 Guarantor's Obligations Unconditional. The covenants and agreements of the Guarantor set forth herein shall be primary obligations of the Guarantor, and such obligations shall be continuing, absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment,

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reduction or defense (other than full and strict compliance by the Guarantor with its obligations hereunder), whether based upon any claim that Lessee or the Guarantor or any other Person may have against Lessor or any other Person or otherwise, and shall remain in full force and effect without regard to, and shall not, to the fullest extent permitted by applicable laws, be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Guarantor or Lessee shall have any knowledge or notice thereof) including, without limitation:

            (a) any amendment, modification, addition, deletion, supplement or renewal to or other change in the Obligations, the Lease or any other Operative Document or any of the agreements referred to in any thereof, or any other instrument or agreement applicable to any Operative Document or any of the parties to such agreements, or to the Aircraft, or any assignment, mortgage or transfer thereof or of any interest therein, or any furnishing or acceptance of additional security for, guarantee of, or right of offset with respect to, any of the Obligations; or the failure or release of any security or the failure of Lessor to perfect or insure any interest in any collateral, including the Collateral;

            (b) any failure, omission or delay on the part of Lessee or Lessor to conform or comply with any term of any instrument or agreement referred to in clause (a) above;

            (c) any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of any instrument, agreement, guarantee, right of offset or security referred to in clause
      (a) above or any obligation or liability of Lessee or Lessor, or any exercise or nonexercise by Lessor of any right, remedy, power or privilege under or in respect of any such instrument, agreement, guarantee, right of offset or security or any such obligation or liability;

            (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to Lessee, Lessor or any other Person or any of their respective properties or creditors, or any action taken by any trustee, receiver, other Person or court in any such proceeding;

            (e) any limitation on the liability or obligations of any Person under the Lease or any other Operative Document, the Obligations, any collateral security for the Obligations or any other guarantee of the Obligations or any reductions, limitation, impairment, discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the foregoing, the obligations under the Lease or any other agreement, instrument, guarantee or security referred to in clause (a) above or any term of any thereof;

            (f) any defect in the title, compliance with specifications, condition, design, operation or fitness for use of or any damage to or loss or destruction of, or any interruption or cessation in the use of the Aircraft or any part thereof by Lessee or any other Person for any reason whatsoever (including, without limitation, any governmental prohibition or restriction, condemnation, requisition, seizure or any other act on the part of any governmental or military authority, or any act of God or of the public enemy)

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      regardless of the duration thereof (even though such duration would otherwise constitute a frustration of a lease), whether or not resulting from accident and whether or not without fault on the part of Lessee or any other Person;

            (g) any merger or liquidation of Lessee or any merger or consolidation of the Guarantor into or with any other corporation or partnership or any sale, lease or transfer of any of the assets of Lessee or the Guarantor to any other Person;

            (h) any change in the ownership of the capital stock of Lessee; or

            (i) any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against the Guarantor.

            The obligations of the Guarantor, set forth herein constitute the full recourse obligations of the Guarantor enforceable against it to the full extent of all its assets and properties, notwithstanding any provision in the Lease or any other agreement limiting the liability of Lessor or any other Person.

            Nothing herein shall prohibit Lessor from exercising its rights against the Guarantor or any other Person simultaneously, jointly or severally. The Guarantor shall be bound by each and every ruling, order and judgment obtained by Lessor in respect of any of the obligations guaranteed hereunder whether or not the Guarantor is a party to the action or proceeding in which such ruling, order or judgment is issued or rendered.

            SECTION 2.3 Limitation on Liability. Any term or provision of this Guarantee to the contrary notwithstanding, the maximum aggregate amount guarantied hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guarantied without rendering this Guarantee, as it relates to such Guarantor, voidable under applicable law, including without limitation applicable law relating to fraudulent conveyance or fraudulent transfer or affecting the rights or remedies of creditors generally.

                                   ARTICLE III

                                  Miscellaneous

            SECTION 3.1 Governing Law. This Agreement shall be governed by the laws of the State of New York.

            SECTION 3.2 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

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            SECTION 3.3 Entire Agreement. This Supplemental Indenture is
intended by the parties to be a final expression of their agreement in respect of the subject matter contained herein and, together with the Indenture, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            SECTION 3.4 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Indenture Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

            SECTION 3.5 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

            SECTION 3.6 Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                                   NORTHWEST AIRLINES CORPORATION

                                    By:

                                        /s/ Douglas M. Steenland
                                        ----------------------------------------
                                        Name: Douglas M. Steenland
                                        Title: Executive Vice President, General
                                               Counsel and Secretary
                                        Address: 2700 Lone Oak Parkway
                                                 Eagan, MN 55121


                                   NORTHWEST AIRLINES, INC., as Lessee

                                    By:

                                        /s/ Douglas M. Steenland
                                        ----------------------------------------
                                        Name: Douglas M. Steenland
                                        Title: Executive Vice President, General
                                               Counsel and Secretary


                                   NORTHWEST AIRLINES HOLDINGS CORPORATION

                                    By:

                                        /s/ Douglas M. Steenland
                                        ----------------------------------------
                                        Name: Douglas M. Steenland
                                        Title: Executve Vice President, General
                                               Counsel and Secretary


                                   WILMINGTON TRUST COMPANY, as Owner
                                   Trustee

                                    By:

                                        /s/ Charisse L. Rodgers
                                        ----------------------------------------
                                        Name: Charisse L. Rodgers
                                        Title: Senior Financial Services Officer

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                                   STATE STREET BANK AND TRUST
                                   COMPANY, as Indenture Trustee

                                    By:

                                        /s/ Donald E. Smith
                                        ----------------------------------------
                                        Name: Donald E. Smith
                                        Title: Vice President